Exhibit 99.1

Investcorp Credit Management BDC, Inc. Announces Financial Results for the Quarter Ended

September 30, 2026

Investcorp Credit Management BDC, Inc. (NASDAQ: ICMB) (“ICMB” or the “Company”) announced its financial results today for its fiscal quarter ended September 30, 2026.

HIGHLIGHTS

•	During the quarter, the Company had net advances of $0.7 million on delayed draw and revolving credit commitments to portfolio companies.

•	The weighted average yield on debt investments, at fair market value, as of September 30, 2026, was 9.53% compared to 10.51% as of June 30, 2026.

•

Net asset value decreased $0.42 per share to $3.02, compared to $3.44 as of June 30, 2026. Net assets decreased by $6.0 million, or 12.16%, during the quarter ended September 30, 2026 compared to June 30, 2026.

•	ICMB’s investment adviser waived all management fees earned for the quarter and waived the remaining $0.2 million of previously accrued income-based incentive fees payable.

•	Company maintains portfolio flexibility amid market volatility through sizable exposures to first-lien and floating rate instruments.

Portfolio results, as of and for the three months ended September 30, 2026:
Total assets	$152.7 million
Investment portfolio, at fair value	$132.7 million
Net assets(1)	$43.6 million
Weighted average yield on debt investments, at fair market value (2)	9.53%
Net asset value per share(1)	$3.02
Portfolio activity in the current quarter:
Number of investments in new portfolio companies during the period	0
Number of portfolio companies invested in, end of period	31
Total capital invested in existing portfolio companies (3)	$1.0 million
Total proceeds from repayments and amortization (4)	$1.9 million
Net investment loss before taxes (NII)	($1.8) million
Net investment loss before taxes per share	($0.13)
Net decrease in net assets from operations	($4.8) million
Net decrease in net assets from operations per share	$(0.33)
Distributions paid per common share	$0.00

(1)	See ‘Adjusted Net Asset Value’ section below for explanation and calculation of Adjusted Net Asset Value and Adjusted Net Asset Value per Share.
(2)

Represents average yield on total debt investments weighted by fair market value as of September 30, 2026. The weighted average yield on total debt investments reflected above does not represent actual investment returns to the Company’s stockholders.

(3)	Includes gross advances for delayed draw and revolving credit commitments and PIK interest to existing portfolio companies.
(4)	Includes gross repayments on existing delayed draw and revolving credit commitments to portfolio companies.

Mr. Suhail A. Shaikh, chief executive officer of ICMB, said “Our focus this quarter was to maintain asset quality as we evaluated strategic alternatives to enhance shareholder value”.

Mr. Andrew Muns, chief financial officer of ICMB, noted: “Liquidity remained a high priority for us during the quarter.”

Portfolio and Investment Activities

The Company received proceeds of $1.9 million from repayments and amortization during the quarter.

During the quarter, the Company had net advances of $0.7 million on delayed draw and revolving credit commitments to portfolio companies.

The Company’s net unrealized gains and losses accounted for a decrease in the Company’s net investments of approximately $3.0 million, or $0.20 per share. The total net decrease in net assets resulting from operations for the quarter was $4.8 million, or $0.33 per share.

As of September 30, 2026, the Company’s investment portfolio consisted of investments in 31 portfolio companies, of which 85.56% were first lien investments, 14.32% were equity, warrants, and other investments, and 0.12% was unsecured debt. The Company’s debt portfolio consisted of 97.3% floating rate investments and 2.7% fixed rate investments.

Capital Resources

As of September 30, 2026, the Company had $18.8 million in cash, of which $9.2 million was restricted cash, and $10.1 million of unused commitment under its revolving credit facility with Capital One, N.A. (the “Capital One Revolving Facility”).

As of September 30, 2026, the Company had availability to borrow $5.5 million from the revolving credit facility based on the borrowing base.

Prior Period Corrections

In the Form 10-Q for the quarter ended June 30, 2026, the Company identified and corrected errors related to the assessment of gross income for purposes of the gross income test under Subchapter M of the Code for the tax years ended December 31, 2025 and 2024 resulting in tax adjustments of approximately $0.9 million and $1.1 million, respectively. After filing its June 30, 2026 Form 10-Q, the Company identified additional information that increased the tax adjustments by approximately $1.2 million for 2025 and $0.1 million for 2024, which have been corrected in the September 30, 2026 Form 10-Q.

Net Asset Value to Adjusted Net Asset Value

In the quarter ended June 30, 2026, the Company recorded a Tax Liability under Section 851(i) associated with the tax periods ending December 31, 2024 and December 31, 2025 totaling $2.0 million, which was partially offset by a related reduction in incentive fee payable of $0.1 million. Also in the quarter ended June 30, 2026, the Adviser waived $0.6 million of management fees earned and agreed to waive $0.2 million of previously earned incentive fees as well as $1.1 million of future management and incentive fees (the “Waiver of Future Management and Incentive Fees”) to the extent such fees are earned.

In the quarter ended September 30, 2026 the Adviser waived the previously earned incentive fees of $0.2 million, as announced, as well as an additional $0.6 million of management fees earned in the quarter. The Adviser plans to waive future management and incentive fees up to the remaining $0.6 million to the extent earned. The Waiver of Future Management and Incentive Fees are not reflected in the Company’s reported net asset value (“NAV”) as of September 30, 2026. If the Company were able to recognize the Waiver of Future Management and Incentive Fees as of September 30, 2026, NAV would have increased by $0.6 million.

The following table shows a Reconciliation of Net Asset Value to Adjusted Net Asset Value:

Net Asset Value at September 30, 2026	$43,648,682
Waiver of Future Management and Incentive Fees	585,469

Adjusted Net Asset Value at September 30, 2026	$44,234,151

Adjusted Net Asset Value per Share at September 30, 2026	$3.06

Adjusted NAV represents the Company’s reported NAV, as determined in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”), plus the impact of the Waiver of Future Management and Incentive Fees, which are not reflected in the Company’s reported NAV as of September 30, 2026 as they relate to fees earned subsequent to September 30, 2026. The Company believes presenting Adjusted NAV is a useful and appropriate supplemental disclosure for analyzing the Company’s financial performance due to the unique circumstances giving rise to the Section 851(i) Tax Liability. However, this measure is a non-U.S. GAAP measure and should not be considered as a replacement for NAV or other measures presented in accordance with U.S. GAAP. Instead, this measure should be reviewed only in connection with such U.S. GAAP measures in analyzing the Company’s financial performance. A reconciliation of NAV, determined in accordance with U.S. GAAP, to Adjusted NAV, which includes the impact of the Waiver of Future Management and Incentive Fees, is detailed in the table above.

Subsequent Events

Subsequent to September 30, 2026 and through November 11, 2026, the Company received approximately $11.5 million from the repayment of five positions, including two full repayments. As of November 11, 2026, the Company had investments in 29 portfolio companies.

On October 13, 2026, the Company paid in full the additional tax (i.e., the Section 851(i) Tax Liability) based on the excess amount of nonqualifying income for the taxable years ended December 31, 2024 and December 31, 2025 in the amounts of approximately $1.2 million and $2.1 million, respectively.

On November 4, 2026, the Company repaid $10.0 million of outstanding borrowings under its Capital One Revolving Financing.

Investcorp Credit Management BDC, Inc. and Subsidiaries

Consolidated Statements of Assets and Liabilities

	September 30, 2026	December 31, 2025
	(Unaudited)
Assets
Non-controlled, non-affiliated investments, at fair value (amortized cost of $146,871,938 and $177,110,265, respectively)	$124,330,108	$159,985,717
Affiliated investments, at fair value (amortized cost of $14,033,671 and $13,340,494, respectively)	8,399,491	12,673,145

Total investments, at fair value (amortized cost of $160,905,609 and $190,450,759, respectively)	132,729,599	172,658,862
Cash and cash equivalents	9,535,278	4,582,403
Restricted cash and cash equivalents	9,224,004	10,416,042
Principal receivable	6,242	55,377
Interest receivable	719,485	808,703
Payment-in-kind interest receivable	154,998	190,790
Prepaid expenses and other assets	315,527	124,928

Total Assets	$152,685,133	$188,837,105

Liabilities
Debt:
Revolving credit facility	$39,900,000	$58,900,000
2029 Notes payable	65,000,000	—
2026 Notes payable	—	65,000,000
Deferred debt issuance costs	(526,425)	(754,121)
Unamortized discount	(1,014,576)	(17,778)

Debt, net	103,358,999	123,128,101
Interest payable	2,003,052	1,887,457
Base management fees payable	—	786,986
Income-based incentive fees payable	—	232,541
Deferred income liability	—	440,084
Directors’ fees payable	129,363	—
Accrued expenses and other liabilities	3,545,037	4,211,016

Total Liabilities	109,036,451	130,686,185
Commitments and Contingencies (see Note 6)
Net Assets
Common stock, par value $0.001 per share (100,000,000 shares authorized and 14,432,472 and 14,432,472 shares issued and outstanding, respectively)	14,432	14,432
Additional paid-in capital	203,128,982	203,128,982
Distributable earnings (loss)	(159,494,732)	(144,992,494)

Total Net Assets	43,648,682	58,150,920

Total Liabilities and Net Assets	$152,685,133	$188,837,105

Net Asset Value Per Share	$3.02	$4.03

Investcorp Credit Management BDC, Inc. and Subsidiaries

Consolidated Statements of Operations (unaudited)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2026	2025	2026	2025
Investment Income:
Interest income
Non-controlled, non-affiliated investments	$2,779,327	$3,888,504	$8,603,462	$11,155,389
Non-controlled, affiliated investments	14,182	—	41,104	(1,934)

Total interest income	2,793,509	3,888,504	8,644,566	11,153,455
Payment-in-kind interest income
Non-controlled, non-affiliated investments	106,804	340,359	393,908	1,102,374
Non-controlled, affiliated investments	204,057	—	585,620	21,137

Total payment-in-kind interest income	310,861	340,359	979,528	1,123,511
Dividend income
Non-controlled, non-affiliated investments	—	—	61,659	81,607
Non-controlled, affiliated investments	—	—	—	—

Total dividend income	—	—	61,659	81,607
Payment-in-kind dividend income
Non-controlled, non-affiliated investments	—	—	—	452,742
Non-controlled, affiliated investments	—	—	—	—

Total payment-in-kind dividend income	—	—	—	452,742
Other fee income
Non-controlled, non-affiliated investments	25,304	127,621	128,666	459,132
Non-controlled, affiliated investments	—	—	—	—

Total other fee income	25,304	127,621	128,666	459,132
Other income	10,050	—	10,625	—

Total investment income	3,139,724	4,356,484	9,825,044	13,270,447
Expenses:
Interest expense	3,522,736	2,029,835	7,445,305	5,717,997
Base management fees	642,098	877,923	2,172,622	2,577,693
Income-based incentive fees	—	(18,802)	(944)	(137,550)
Professional fees	945,726	246,313	1,945,542	864,883
Allocation of administrative costs from Adviser	198,486	225,390	468,145	707,287
Amortization of deferred debt issuance costs	54,384	153,823	483,877	461,471
Amortization of original issue discount	50,337	17,778	117,904	53,333
Insurance expense	97,361	125,612	296,259	372,123
Directors’ fees	129,363	76,500	342,311	226,500
Custodian and administrator fees	69,802	70,791	204,730	219,028
Other expenses	117,433	84,848	393,943	368,735

Total expenses	5,827,726	3,890,011	13,869,694	11,431,500
Waiver of base management fees	(642,098)	(102,658)	(1,812,814)	(248,827)
Waiver of income-based incentive fees	(231,597)	—	(231,597)	—

Net expenses	4,954,031	3,787,353	11,825,283	11,182,673

Net investment income (loss) before taxes	(1,814,307)	569,131	(2,000,239)	2,087,774

Income tax expense (benefit), including excise tax expense	840	586,622	840	1,949,504

Net investment income (loss) after taxes	(1,815,147)	(17,491)	(2,001,079)	138,270

Net realized and unrealized gain/(loss) on investments:
Net realized gain (loss) from investments
Non-controlled, non-affiliated investments	—	—	(2,117,046)	581,343
Non-controlled, affiliated investments	—	—	—	—

Net realized gain (loss) from investments	—	—	(2,117,046)	581,343

Net change in unrealized appreciation (depreciation) in value of investments
Non-controlled, non-affiliated investments	(1,622,748)	(1,307,380)	(5,417,282)	(779,718)
Non-controlled, affiliated investments	(1,326,060)	(461,615)	(4,966,831)	(1,006,300)

Net change in unrealized appreciation (depreciation) on investments	(2,948,808)	(1,768,995)	(10,384,113)	(1,786,018)

Total realized gain (loss) and change in unrealized appreciation (depreciation) on investments	(2,948,808)	(1,768,995)	(12,501,159)	(1,204,675)

Net increase (decrease) in net assets resulting from operations	$(4,763,955)	$(1,786,486)	$(14,502,238)	$(1,066,405)

Basic and diluted:
Earnings per share	$(0.33)	$(0.12)	$(1.00)	$(0.07)
Weighted average shares of common stock outstanding	14,432,472	14,431,202	14,432,472	14,421,267
Distributions paid per common share	$—	$0.14	$—	$0.38

About Investcorp Credit Management BDC, Inc.

The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation through debt and related equity investments by targeting investment opportunities with favorable risk-adjusted returns. The Company seeks to invest primarily in middle-market companies that have annual revenues of at least $50 million and earnings before interest, taxes, depreciation, and amortization of at least $15 million. The Company’s investment activities are managed by its investment adviser, CM Investment Partners LLC. To learn more about Investcorp Credit Management BDC, Inc., please visit www.icmbdc.comU43T.

Forward-Looking Statements

Statements included in this press release for the quarter ended September 30, 2026, may contain “forward-looking statements,” which relate to future performance, operating results, events and/or financial condition. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Any forward-looking statements, including statements other than statements of historical facts, included in this press release are based upon current expectations, are inherently uncertain, and involve a number of assumptions and substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control.

Investors are cautioned not to place undue reliance on these forward-looking statements. Any such statements are likely to be affected by other unknowable future events and conditions, which the Company may or may not have considered, including, without limitation, changes in base interest rates and the effects of significant market volatility on our business, our portfolio companies, our industry and the global economy. Accordingly, such statements cannot be guarantees or assurances of any aspect of future performance or events. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors and risks. More information on these risks and other potential factors that could affect actual events and the Company’s performance and financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein, is or will be included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Contacts

Investcorp Credit Management BDC, Inc.

Investor Relations

Email: icmbinfo@investcorp.com

Phone: (212) 703-1154